SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2012

AARON’S, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2012, Aaron’s, Inc. issued a press release to announce its financial results for the fourth quarter of 2011. A copy of the press release is attached as Exhibit 99.1.

This press release presents the Company’s net earnings and diluted earnings per share excluding a charge of $36.5 million recorded in the second quarter of 2011 related to a previously announced lawsuit verdict against the Company, and associated legal fees and expenses, less the portion covered by insurance, as well as a $3.5 million separation charge in the fourth quarter of 2011 related to the previously announced departure of the Company’s former Chief Executive Officer. These measures are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”).

Lawsuit verdicts and related expenses of the magnitude experienced during the second quarter of 2011 are unprecedented in the Company’s history, and the Company is in the process of seeking to reduce or overturn the verdict. The Company strongly believes that the verdict does not accurately reflect the evidence in the case. In addition, the court ruled on January 13, 2012 not to sustain the verdict in its current form and the Company is waiting for a detailed ruling regarding whether the court will order a new trial or reduce the jury’s damages award beyond its initial reduction to $39.8 million. The fourth quarter separation charge related primarily to the accelerated vesting of restricted stock units and stock options previously granted to Company’s former Chief Executive Officer.

While these adjusted items may not be considered as non-recurring in nature in a strictly accounting sense, management regards those items as infrequent and not arising out of the ordinary course of business. Management believes that presentation of net earnings and diluted earnings per share excluding these charges is useful because it gives investors supplemental information to evaluate and compare the performance of the Company’s underlying core business from period to period. The lawsuit and separation adjustments involve matters that are not entirely susceptible to prediction or effective management, and consequently the Company believes presenting earnings measures excluding the effects of those matters can provide investors with additional data to assess the Company’s performance. Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, which are also presented in the press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired:

None.

(b)	Pro Forma Financial Information:

None.

(d)	Exhibits:

Exhibit No.	Description

99.1	Aaron’s, Inc. press release dated February 9, 2012, announcing the Company’s financial results for the fourth quarter and full year of 2011 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: February 9, 2012		Gilbert L. Danielson Executive Vice President, Chief Financial Officer